HEI Exhibit 99
NEWS RELEASE

November 7, 2018

Contact:	Julie R. Smolinski	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com

HEI REPORTS THIRD QUARTER 2018 EARNINGS

3Q2018 Diluted Earnings per Share (EPS) of $0.60
Utility Advances Renewable Transition
Bank Records Strong Earnings

HONOLULU, Nov. 7, 2018 - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the third quarter of 2018 of $65.9 million and diluted earnings per share (EPS) of $0.60 compared to $60.1 million and EPS of $0.55 for the third quarter of 2017.
“We are pleased to report solid third quarter results from both our utility and bank and are excited about the progress we’re making on our strategies across the company,” said Constance H. Lau, president and CEO of HEI.
“Our utilities are quickly advancing Hawaii’s clean energy transition now that key foundational frameworks are in place, including for 100% renewable power and grid modernization. For example, we’re negotiating contracts for seven solar-plus-storage projects across our three utilities to add 260 megawatts of solar and more than a gigawatt-hour of storage in the state’s largest-ever renewable energy procurement. As we advance toward 100% clean energy, we’re focused on ensuring we all move forward together, and that all customers have access to affordable, reliable renewable energy.”
“Our bank delivered strong financial performance in the third quarter, expanding its margin and improving profitability, while at the same time continuing its focus on making banking easier for customers and improving operational efficiency."

Hawaiian Electric Industries, Inc.
November 7, 2018

HAWAIIAN ELECTRIC COMPANY EARNINGS
Hawaiian Electric Company’s1 net income for the third quarter of 2018 was $49.7 million compared to $47.5 million in the third quarter of 2017, an increase of $2.2 million primarily driven by the following after-tax items:

•
$12 million higher revenues from rate adjustment mechanism (RAM) revenues, major projects interim recovery (MPIR) revenues for the Schofield Generating Station that was completed in June and rate relief from the interim decision in Maui Electric’s 2018 test year rate case and final decisions in Hawaiian Electric’s 2017 and Hawaii Electric Light’s 2016 test year rate cases;

•
$5 million higher net income from net favorable tax adjustments primarily related to differences between the 2017 year-end tax accrual and the filing of the 2017 tax return (differences are largely related to the acceleration of the deduction of 2018 pension contributions into the 2017 tax year); and

•
$1 million higher net income for the quarter, representing the difference between actual third quarter tax savings and the reduction in revenue requirement from tax reform, which was based on test-year projections. Year to date, the reduction in revenue requirement from tax reform was approximately $3 million higher than actual tax savings.

These items were partially offset by the following after-tax items:

•
$11 million higher O&M expenses[2] compared to 2017, primarily due to the reset of pension costs as part of rate case decisions, and higher costs for underground circuit repair work, generating station operation and maintenance, and workers’ compensation claims;

•	$2 million higher depreciation expense as a result of increasing investments for the integration of more renewable energy, improved reliability and greater system efficiency;

•	$2 million lower allowance for funds used during construction; and

•	$1 million higher interest expense from higher interest rates and increased borrowings.
AMERICAN SAVINGS BANK EARNINGS
American Savings Bank’s (American) third quarter of 2018 net income was $21.2 million compared to $20.6 million in the second, or linked, quarter and $17.6 million in the prior year quarter.
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Note:  Amounts indicated as after-tax in this earnings release are based upon adjusting items using the current year composite statutory tax rates of 25.75% for the utilities and 26.79% for the bank.
1 Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited for Maui County, and Hawaii Electric Light Company, Inc. on Hawaii Island.
2 Excludes net income neutral expenses covered by surcharges or by third parties. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related reconciliation accompanying this release.

Hawaiian Electric Industries, Inc.
November 7, 2018

Compared to the linked quarter of 2018, the $0.7 million net income increase in the third quarter was primarily driven by higher net interest income, mainly due to higher yields on interest earning assets, higher bank-owned life insurance income and lower noninterest expense, which offset higher provision expense that was primarily due to additional loan loss reserves for the consumer loan portfolio.
Compared to the third quarter of 2017, the $3.6 million higher net income in the third quarter of 2018 was primarily driven by higher net interest income and $3.6 million lower income tax expense in the third quarter of 2018 compared to the third quarter of 2017, primarily due to the benefits of the lower federal corporate tax rate from tax reform. These items were partially offset by higher provision for loan losses due to increased reserves for loan growth and additional loan loss reserves for the consumer loan portfolio.
Total loans were $4.8 billion at September 30, 2018, up $83 million or 2.4% annualized from December 31, 2017, driven mainly by increases in home equity lines of credit and commercial and consumer loans of $90 million.
Total deposits were $6.1 billion at September 30, 2018, an increase of $240 million or 5.4% annualized from December 31, 2017, including $100 million in repurchase agreements that were transferred into deposit accounts. Excluding such transfer, total deposits increased by 3.1% annualized. Cost of funds was 26 basis points for the third quarter of 2018, up 2 basis points from the linked quarter and up 6 basis points from the prior year quarter.
American’s return on average equity3 for the third quarter of 2018 was 13.80%, compared to 13.56% in the linked quarter and 11.64% in the third quarter of 2017. Return on average assets was 1.22% for the third quarter of 2018, compared to 1.20% in the linked quarter and 1.07% in the same quarter last year.
Please refer to American’s news release issued on October 30, 2018 for additional information on American.
HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $5.0 million in both the third quarter of 2018 and the prior year quarter.

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3 Bank return on average equity calculated using weighted average daily common equity.

Hawaiian Electric Industries, Inc.
November 7, 2018

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND EPS GUIDANCE
Hawaiian Electric Industries, Inc. will conduct a webcast and conference call to review its third quarter 2018 earnings and 2018 EPS guidance on Wednesday, November 7, 2018, at 11:00 a.m. Hawaii time (4:00 p.m. Eastern time).
Interested parties within the United States may listen to the conference by calling (844) 834-0652 and international parties may listen to the conference by calling (412) 317-5198 or by accessing the webcast on HEI’s website at www.hei.com under the “Investor Relations” section, sub-heading “News and Events.”  HEI and Hawaiian Electric Company intend to continue to use HEI’s website,
www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section.
Accordingly, investors should routinely monitor such portions of HEI’s website at www.hei.com in addition to following HEI’s, Hawaiian Electric Company’s and American’s press releases, HEI’s and
Hawaiian Electric Company’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings.
An online replay of the webcast will be available at www.hei.com beginning about two hours after the event. Replays of the conference call will also be available approximately two hours after the event through November 21, 2018, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode: 10125059.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited; provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii’s largest financial institutions; and helps advance Hawaii’s clean energy and sustainability goals through investments by its non-regulated subsidiary, Pacific Current, LLC.
NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on page 8 of this release.
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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME DATA (Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2018	2017	2018	2017
Revenues
Electric utility	$687,409	$598,769	$1,865,962	$1,674,255
Bank	80,496	74,289	233,019	222,474
Other	143	127	218	299
Total revenues	768,048	673,185	2,099,199	1,897,028
Expenses
Electric utility	613,373	510,272	1,685,413	1,478,915
Bank	53,232	47,313	153,951	146,146
Other	3,379	4,127	11,083	12,954
Total expenses	669,984	561,712	1,850,447	1,638,015
Operating income (loss)
Electric utility	74,036	88,497	180,549	195,340
Bank	27,264	26,976	79,068	76,328
Other	(3,236)	(4,000)	(10,865)	(12,655)
Total operating income	98,064	111,473	248,752	259,013
Retirement defined benefits expense—other than service costs	(1,276)	(1,928)	(4,673)	(5,710)
Interest expense, net—other than on deposit liabilities and other bank borrowings	(22,523)	(19,227)	(66,042)	(59,235)
Allowance for borrowed funds used during construction	1,006	1,339	3,815	3,371
Allowance for equity funds used during construction	1,962	3,482	8,239	8,908
Income before income taxes	77,233	95,139	190,091	206,347
Income taxes	10,862	34,595	36,473	72,003
Net income	66,371	60,544	153,618	134,344
Preferred stock dividends of subsidiaries	471	471	1,417	1,417
Net income for common stock	$65,900	$60,073	$152,201	$132,927
Basic earnings per common share	$0.61	$0.55	$1.40	$1.22
Diluted earnings per common share	$0.60	$0.55	$1.40	$1.22
Dividends declared per common share	$0.31	$0.31	$0.93	$0.93
Weighted-average number of common shares outstanding	108,879	108,786	108,847	108,737
Weighted-average shares assuming dilution	109,055	108,865	109,090	108,909
Net income (loss) for common stock by segment
Electric utility	$49,712	$47,487	$108,356	$94,596
Bank	21,221	17,592	60,742	50,138
Other	(5,033)	(5,006)	(16,897)	(11,807)
Net income for common stock	$65,900	$60,073	$152,201	$132,927
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$61,311	$60,627	$131,014	$136,836
Return on average common equity (twelve months ended)[1]			8.7%	8.5%
The Consolidated Statements of Income Data reflects the retrospective application of ASU No. 2017-07, “Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” which was adopted in the first quarter of 2018. Nonservice cost was reclassified from “Expenses” to “Retirement defined benefits expense—other than service costs.”
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.
1 On a core basis, 2018 and 2017 returns on average common equity (twelve months ended September 30) were 9.4% and 8.5%, respectively.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
(dollars in thousands, except per barrel amounts)	2018	2017	2018	2017
Revenues	$687,409	$598,769	$1,865,962	$1,674,255
Expenses
Fuel oil	206,551	146,258	545,236	431,787
Purchased power	177,590	160,347	478,238	440,538
Other operation and maintenance	113,553	98,681	333,805	302,437
Depreciation	50,983	48,206	151,810	144,578
Taxes, other than income taxes	64,696	56,780	176,324	159,575
Total expenses	613,373	510,272	1,685,413	1,478,915
Operating income	74,036	88,497	180,549	195,340
Allowance for equity funds used during construction	1,962	3,482	8,239	8,908
Retirement defined benefits expense—other than service costs	(682)	(1,421)	(2,934)	(4,279)
Interest expense and other charges, net	(18,968)	(16,907)	(54,822)	(52,625)
Allowance for borrowed funds used during construction	1,006	1,339	3,815	3,371
Income before income taxes	57,354	74,990	134,847	150,715
Income taxes	7,144	27,005	24,995	54,623
Net income	50,210	47,985	109,852	96,092
Preferred stock dividends of subsidiaries	228	228	686	686
Net income attributable to Hawaiian Electric	49,982	47,757	109,166	95,406
Preferred stock dividends of Hawaiian Electric	270	270	810	810
Net income for common stock	$49,712	$47,487	$108,356	$94,596
Comprehensive income attributable to Hawaiian Electric	$49,740	$47,509	$108,441	$95,117
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,761	1,775	4,855	4,924
Hawaii Electric Light	277	272	796	782
Maui Electric	291	293	818	822
	2,329	2,340	6,469	6,528
Average fuel oil cost per barrel	$90.93	$66.73	$84.67	$67.42
Return on average common equity (twelve months ended)[1]			7.22%	7.16%
The Consolidated Statements of Income Data reflects the retrospective application of ASU No. 2017-07, “Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” which was adopted in the first quarter of 2018. Nonservice cost was reclassified from “Other operation and maintenance” to “Retirement defined benefits expense—other than service costs.”
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC.
1 Simple average. On a core basis, 2018 and 2017 returns on average common equity (twelve months ended September 30) were 7.7% and 7.2%, respectively.  See reconciliation of GAAP to non-GAAP measures.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Nine months ended September 30
(in thousands)	September 30, 2018	June 30, 2018	September 30, 2017	2018	2017
Interest and dividend income
Interest and fees on loans	$55,885	$54,633	$52,210	$163,318	$155,269
Interest and dividends on investment securities	9,300	8,628	6,850	27,130	20,593
Total interest and dividend income	65,185	63,261	59,060	190,448	175,862
Interest expense
Interest on deposit liabilities	3,635	3,284	2,444	9,876	6,858
Interest on other borrowings	404	393	470	1,293	2,110
Total interest expense	4,039	3,677	2,914	11,169	8,968
Net interest income	61,146	59,584	56,146	179,279	166,894
Provision for loan losses	6,033	2,763	490	12,337	7,231
Net interest income after provision for loan losses	55,113	56,821	55,656	166,942	159,663
Noninterest income
Fees from other financial services	4,543	4,744	5,635	13,941	17,055
Fee income on deposit liabilities	5,454	5,138	5,533	15,781	16,526
Fee income on other financial products	1,746	1,675	1,904	5,075	5,741
Bank-owned life insurance	2,663	1,133	1,257	4,667	4,165
Mortgage banking income	169	617	520	1,399	1,896
Other income, net	736	536	380	1,708	1,229
Total noninterest income	15,311	13,843	15,229	42,571	46,612
Noninterest expense
Compensation and employee benefits	23,952	23,655	23,512	72,047	71,095
Occupancy	4,363	4,194	4,284	12,837	12,623
Data processing	3,583	3,540	3,262	10,587	9,749
Services	2,485	3,028	2,863	8,560	7,989
Equipment	1,783	1,874	1,814	5,385	5,333
Office supplies, printing and postage	1,556	1,491	1,444	4,554	4,506
Marketing	993	1,085	934	2,723	2,290
FDIC insurance	638	727	746	2,078	2,296
Other expense	4,240	4,556	5,262	12,897	14,674
Total noninterest expense	43,593	44,150	44,121	131,668	130,555
Income before income taxes	26,831	26,514	26,764	77,845	75,720
Income taxes	5,610	5,953	9,172	17,103	25,582
Net income	$21,221	$20,561	$17,592	$60,742	$50,138
Comprehensive income	$16,480	$16,579	$18,009	$39,944	$53,613
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.22	1.20	1.07	1.18	1.02
Return on average equity	13.80	13.56	11.64	13.32	11.24
Return on average tangible common equity	15.93	15.68	13.47	15.40	13.04
Net interest margin	3.81	3.76	3.69	3.78	3.68
Efficiency ratio	57.02	60.13	61.82	59.35	61.15
Net charge-offs to average loans outstanding	0.40	0.32	0.32	0.33	0.27
As of period end
Nonaccrual loans to loans receivable held for investment	0.59	0.57	0.50
Allowance for loan losses to loans outstanding	1.14	1.11	1.13
Tangible common equity to tangible assets	7.75	7.64	8.01
Tier-1 leverage ratio	8.6	8.6	8.7
Total capital ratio	13.8	13.9	13.9
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$14.0	$11.1	$9.4	$36.0	$28.1
The Statements of Income Data reflects the retrospective application of ASU No. 2017-07, “Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” which was adopted in the first quarter of 2018. Nonservice cost was reclassified from “Compensation and employee benefits” to “Other expense.”
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric Company management use certain non-GAAP measures to evaluate the performance of HEI and the utility. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities than the corresponding GAAP measures given the non-recurring nature of certain items. Non-GAAP core measures presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide the return on average common equity (ROACE) and adjusted non-GAAP core ROACE for HEI and the utility.
The reconciling adjustments from GAAP earnings to core earnings used in the calculation of the twelve months ended September 30, 2018 ROACE exclude the impact of the federal tax reform act recorded in the fourth quarter of 2017 due to the adjustment of deferred tax balances and the $1,000 employee bonuses paid by the bank related to federal tax reform. Management does not consider these items to be representative of the company’s fundamental core earnings and has shown the non-GAAP (core) ROACE in order to provide better comparability between periods.
The accompanying table also provides the calculation of utility GAAP other operation and maintenance (O&M) expense adjusted for “O&M-related net income neutral items,” which are O&M expenses covered by specific surcharges or by third parties. These “O&M-related net income neutral items” are grossed-up in revenue and expense and do not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries (HEI)
(Unaudited)
	Twelve months ended September 30
	2018	2017
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP	8.7%	8.5%
Based on non-GAAP (core)[2]	9.4%	8.5%

Hawaiian Electric Company, Inc. and Subsidiaries
			Twelve months ended September 30
			2018	2017
HAWAIIAN ELECTRIC CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			7.22%	7.16%
Based on non-GAAP (core)[2]			7.71%	7.16%

	Three months ended September 30		Nine months ended September 30
($ in millions)	2018	2017	2018	2017
HAWAIIAN ELECTRIC CONSOLIDATED OTHER OPERATION AND MAINTENANCE (O&M) EXPENSE
GAAP (as reported)	$113.6	$98.7	$333.8	$302.4
Excluding other O&M-related net income neutral items[3]	0.2	0.7	0.7	2.7
Non-GAAP (Adjusted other O&M expense)	$113.3	$98.0	$333.1	$299.7
Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] Calculated as core net income divided by average GAAP common equity
[3] Expenses covered by surcharges or by third parties recorded in revenues

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